Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-199533) of our reports dated March 20, 2020, relating to the consolidated financial statements of DBV Technologies S.A. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Deloitte & Associés

Paris-La Défense, France

March 20, 2020